UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

December 5, 2025
Date of Report (Date of earliest event reported)

SUNOCOCORP LLC
(Exact name of registrant as specified in its charter)

Delaware	001-42928	85-0470977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 400
Dallas	,	Texas	75225
(Address of principal executive offices, including zip code)
(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Liability Company Interests	SUNC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    Cash Restricted Unit Plan
On December 5, 2025, the Compensation Committee (the “Committee”) of the Board of Directors of SunocoCorp Management LLC (the “Manager”) adopted the SunocoCorp LLC Long-Term Cash Restricted Unit Plan (the “CRU Plan”) on behalf of SunocoCorp LLC (the “Company”). The CRU Plan is intended to provide cash incentive awards based on the value of the Company’s common units to certain employees and directors, although all awards will be settled in the form of cash. Each award, or unit, will be equal to the value of one Company common unit. The CRU Plan will be administered by the Committee.
Unless otherwise provided within an individual award agreement, the CRU Plan provides for the following: (1) each award shall be subject to a ratable three (3) year vesting period; (2) in the event that the individual’s employment or service relationship with the Company or an affiliate of the Company is terminated due to death or disability, the award will receive accelerated vesting and will pay out in connection with the applicable termination of employment; and (3) if the individual’s employment or service relationship is terminated for any other reason, all unvested awards will automatically be forfeited without consideration. In the event that a Change in Control (defined below) occurs, each award will receive accelerated vesting. The CRU Plan generally defines the term “Change in Control” as one or more of the following events: (a) any person or group (other than an affiliate of the Company or the Manager) becomes the beneficial owner of 50% or more of the combined voting power of the Manager’s (as that term is defined in the CRU Plan) equity interests by way of a merger, consolidation, recapitalization, reorganization or otherwise; (b) the members of the Manager approve, in one or a series of transactions, a plan of complete liquidation of the Manager; (c) the sale or other disposition by the Manager of all or substantially all of its assets in one or more transactions to any person other than the Manager or an affiliate of the Manager; or (d) a person other than the Manager, the sole member of the Manager or an affiliate of the Manager’s sole member becomes the managing member.
The foregoing description of the CRU Plan is not complete and is qualified in its entirety to the full text of the CRU Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference. The forms of cash award agreement under the CRU Plan is filed as Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit Number	Exhibit Description

10.1	SunocoCorp LLC Long-Term Cash Restricted Unit Plan
10.2	Standard Form of Long-Term Cash Restricted Unit Award under the SunocoCorp LLC Long-Term Cash Restricted Unit Plan
10.3	Non-standard Form of Long-Term Cash Restricted Unit Award under the SunocoCorp LLC Long-Term Cash Restricted Unit Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCOCORP LLC
	By:	SUNOCOCORP MANAGEMENT LLC, its managing member
Date: December 10, 2025	By:	/s/ Dylan A. Bramhall
Dylan A. Bramhall
Chief Financial Officer